Exhibit 99.1

Earnings Release

Paysign, Inc. Reports First-Quarter 2021 Financial Results

•	First-quarter total revenues of $6.3 million, a decrease of $4.3 million from first-quarter 2020
•	First-quarter net loss of $1.6 million, or diluted earnings per share (EPS) of ($0.03)
•	First-quarter adjusted EBITDA of ($0.4) million, or diluted adjusted EBITDA per share of ($0.01)
•	First-quarter gross dollar load volume declined 15.2% versus the year-ago period and increased 12.2% versus the previous quarter
•	First-quarter purchase volume declined 13.1% versus the year-ago period and was unchanged versus the previous quarter
•	2021 full-year financial outlook provided

HENDERSON, Nev. – May 11, 2021- – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, digital banking services, and payment processing, today reported financial results for the first quarter of 2021.

“As expected, the first quarter is typically a seasonally weak quarter for our business due to the distribution of tax refunds. However, this year the weakness was exacerbated by the pandemic-related stimulus check distributions and unemployment subsidies which created a disincentive for individuals to donate plasma. While these stimulus measures will likely continue to impact our business through the third quarter of 2021, we remain cautiously optimistic that our businesses will continue to rebound as vaccinations become more prevalent and business restrictions are lifted,” said Mark Newcomer, Paysign CEO. “During the quarter we added three new plasma centers. So far this year, we have signed agreements with four new entrants in the plasma collection space, each with aggressive long-term growth plans, with initial centers expected to go live in the second quarter. We expect to add a total of 60 new plasma centers this year, exiting 2021 with at least 400 centers. Our average revenue per plasma center for the first quarter was $5,260, which we expect to be a low-water mark for 2021. Additionally, we continue to win new pharmaceutical copay business and expect three new programs to launch in the third and fourth quarters. With $6.6 million of unrestricted cash and zero debt on our balance sheet, we remain well-capitalized and positioned to weather any further impacts from the pandemic.”

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2021 Outlook

“While the first quarter continued to be impacted by COVID-19 and government stimulus measures, we believe those factors will begin to abate during the second half of the year and return us to growth in revenues and adjusted EBITDA both sequentially and year-over-year,” said Jeff Baker, Paysign CFO. “For the full year 2021, we expect total revenue to be in the range of $29.0 million to $32.0 million, reflecting growth of 20% to 32%, and adjusted EBITDA to be in the range of $0.35 million to $1.90 million. Gross profit margins are expected to be approximately 45.0%, or an increase of 640 basis points over 2020. Operating expenses are expected to increase modestly to $18.0 million to $18.5 million, or 2.0% to 4.9%.” Baker concluded, “this outlook presumes that the second-quarter results are slightly better than the first-quarter results and that we begin to see a recovery in the business in the third quarter when unemployment subsidies are scheduled to end in early September. With a non-COVID-19-impacted fourth quarter, we estimate our plasma revenue could reach $27.5 million for the full year 2021 and increase by an additional $10.0 million in 2022.”

First-Quarter 2021 Financial Overview

•	Revenues decreased $4.3 million (40.6%) versus the year-ago period.
o	Plasma revenue decreased $2.0 million (26.7%) primarily due to the impact of COVID-19 which resulted in a decrease in plasma donations and dollars loaded to cards. Average revenue per center declined 38.8%. We added three new plasma centers during the quarter, exiting the quarter with 343 centers. This compares to 285 centers at the end of March 2020.
o	Pharma revenue decreased $2.1 million (70.8%) primarily driven by the change in accounting estimate that occurred in the third quarter of 2020 which impacted the recognition of settlement income during the first quarter compared to the first quarter of 2020.
•	Cost of revenues decreased $1.4 million (29.0%). Cost of revenues are comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production and postage costs, customer service, program management, application integration setup and sales and commission expense. The decrease was primarily due the decline in plasma transactions, as many of the plasma transaction costs are variable in nature which are provided by third parties who charge us based on the number of transactions that occur during the period.
•	Gross profit decreased $2.9 million (50.5%) primarily due to the reduction in pharma revenues. Gross margin was 45.1% compared to 54.1% in the first quarter of 2020.
•	Operating expenses increased $0.1 million (3.0%) from the first quarter of 2020. The year-over-year increase between the same period in the prior year was primarily due to severance-related expenses, legal fees related to our class-action defense, increases in depreciation and amortization and increases in rent costs, partially offset by declines in staffing and compensation costs and stock-based compensation. The severance-related expenses and legal fees related to our class-action defense were $0.5 million of operating expense for the quarter.
•	Net income decreased $3.2 million to a loss of $1.6 million. The overall change in net income relates to the aforementioned factors.
•	“EBITDA,” which is defined as earnings before interest, taxes, depreciation and amortization expense, and which is a non-GAAP metric, decreased $2.9 million to a loss of $1.0 million due to the aforementioned factors.
•	“Adjusted EBITDA,” which reflects the adjustment to EBITDA to exclude stock-based compensation charges, and which is a non-GAAP metric used by management to gauge the operating performance of the business, decreased $3.0 million to a loss of $0.4 million due to the aforementioned factors.

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COVID-19 Update

The outbreak of a novel coronavirus and the incidence of the related disease (COVID-19) starting in late 2019 has continued, spreading throughout the United States and much of the world beginning in the first quarter of 2020. In March 2020, the World Health Organization declared the outbreak a pandemic. While the disruption is currently expected to be temporary, there is uncertainty about the duration. The COVID-19 outbreak and the new stimulus packages signed into law during 2020 and 2021 have had and will continue to have an adverse effect on the company's results of operations. While we remain cautiously optimistic, given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of protective measures, management cannot reasonably estimate the impact on the company's future results of operations, cash flows, or financial condition.

First-Quarter 2021 Financial Results Conference Call Details

At 5:00 p.m. Eastern time today, the company will host a conference call to discuss its first-quarter 2021 results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available until August 11, 2021, and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13719135.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, that our business will continue to rebound from the pandemic; the number of new plasma centers the company expects to add in 2021 materialize; the first quarter of 2021 will be a low-water mark for revenue per plasma center; the expected total revenue, gross profit margins, operating expenses, adjusted EBITDA and plasma revenues for 2021 and 2022 meet our expectations; the company’s ability to return to year-over-year growth; and that the company remains well-capitalized and positioned to weather impacts from the pandemic. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19, as well as government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2020. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

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About Paysign, Inc.

Paysign, Inc., (NASDAQ: PAYS), is a vertically integrated provider of prepaid card products and processing services for corporate, consumer, and government applications. Our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs, and streamline operations. Public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments. We market our prepaid card solutions under our Paysign brand. As we are a payment processor and prepaid card program manager, we derive our revenues from all stages of the prepaid card lifecycle. We provide a card processing platform consisting of proprietary systems and software applications based on the unique needs of our clients. We have extended our processing business capabilities through our proprietary Paysign platform. Through the Paysign platform, we provide a variety of services including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting, and customer service. The Paysign platform is built on modern cross-platform architecture and is designed to be highly flexible, scalable and customizable. The platform has allowed the company to significantly expand its operational capabilities by facilitating our entry into new markets within the payments space through its flexibility and ease of customization. The Paysign platform delivers cost benefits and revenue-building opportunities to our partners. We have developed prepaid card programs for corporate incentives and rewards including, but not limited to, consumer rebates and rewards, donor compensation, clinical trials, healthcare reimbursement payments, and pharmaceutical payment assistance. We have expanded our product offerings to include additional corporate incentive products and demand deposit accounts accessible with a debit card. In the future, we expect to further expand our product offerings into other prepaid card offerings such as payroll cards, travel cards, and expense reimbursement cards. Our cards are sponsored by our issuing bank partners. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state-of-the-art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit us at paysign.com or follow us on LinkedIn, Twitter, and Facebook.

Contacts:

Investor Relations: ir@paysign.com	Media Relations: Alicia Ches aches@paysign.com 702.749.7257

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PAYSIGN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Revenues
Plasma industry	$5,383,151	$7,343,410
Pharma industry	882,830	3,020,377
Other	13,447	212,686
Total revenues	6,279,428	10,576,473

Cost of revenues	3,447,622	4,855,520

Gross profit	2,831,806	5,720,953

Operating expenses
Selling, general and administrative	3,864,986	3,827,324
Depreciation and amortization	595,848	502,376
Total operating expenses	4,460,834	4,329,700

Income (loss) from operations	(1,629,028)	1,391,253

Other income
Interest income	7,101	62,161

Income (loss) before income tax provision (benefit)	(1,621,927)	1,453,414
Income tax provision (benefit)	1,600	(87,551)

Net income (loss)	$(1,623,527)	$1,540,965

Net income (loss) per share
Basic	$(0.03)	$0.03
Diluted	$(0.03)	$0.03

Weighted average common shares
Basic	50,351,971	48,713,163
Diluted	50,351,971	54,688,066

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PAYSIGN, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020 (Audited)
ASSETS
Current assets
Cash	$6,559,678	$7,829,453
Restricted cash	58,773,488	48,100,951
Accounts receivable	635,576	654,859
Prepaid expenses and other current assets	1,947,984	1,375,364
Total current assets	67,916,726	57,960,627

Fixed assets, net	1,841,910	1,849,164
Intangible assets, net	3,722,642	3,699,033
Operating lease right-of-use asset	4,218,978	4,324,682

Total assets	$77,700,256	$67,833,506

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,311,685	$2,162,256
Operating lease, current portion	325,470	320,636
Customer card funding	58,773,488	48,100,951
Total current liabilities	61,410,643	50,583,843

Operating lease liability, long term portion	3,930,395	4,013,598

Total liabilities	65,341,038	54,597,441
Commitments and contingencies (Note 9)
Stockholders' equity
Preferred stock: $0.001 par value; 25,000,000 shares authorized; none issued and outstanding	–	–
Common stock; $0.001 par value; 150,000,000 shares authorized, 50,750,882 and 50,251,607 issued at March 31, 2021 and December 31, 2020, respectively	50,751	50,252
Additional paid-in capital	15,135,071	14,388,890
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings (accumulated deficit)	(2,676,604)	(1,053,077)
Total stockholders' equity	12,359,218	13,236,065

Total liabilities and stockholders' equity	$77,700,256	$67,833,506

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, amortization and depreciation and stock-based compensation. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

	Three Months Ended March 31, (Unaudited)
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA to net income:
Net income (loss)	$(1,623,527)	$1,540,965
Income tax expense (benefit)	1,600	(87,551)
Interest income	(7,101)	(62,161)
Depreciation and amortization	595,848	502,376
EBITDA	(1,033,180)	1,893,629
Stock-based compensation	636,214	724,183
Adjusted EBITDA	$(396,966)	$2,617,812

Adjusted EBITDA per share
Basic	$(0.01)	$0.05
Diluted	$(0.01)	$0.05

Weighted average common shares
Basic	50,351,971	48,713,163
Diluted	50,351,971	54,688,066

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